EXHIBIT 1.1



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                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                  $395,151,146

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C1
            CLASS X-1, CLASS X-2, CLASS A-1, CLASS A-2A, CLASS A-2B,
                      CLASS B, CLASS C, CLASS D AND CLASS E


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                   as of October 30, 1996

Goldman, Sachs & Co.
As Representative of the several
Underwriters named in Schedule I hereto
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         GMAC Commercial Mortgage Securities, Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), the respective classes of Mortgage PassThrough Certificates, Series 1996-C1, that are identified on Schedule I, in each case, having the initial aggregate stated principal amount (a "Class Principal Balance") or initial aggregate notional principal amount (a "Class Notional Amount") and initial pass-through rate set forth on Schedule I. The Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates (collectively, the "Certificates"), together with the Class F, Class G and Class H Certificates issued therewith, will evidence the entire interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of conventional, multifamily and commercial mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company.

         The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of November 1, 1996 (the "Cut-off Date") among the Company, as depositor, GMAC Commercial Mortgage Corporation ("GMACCM"), as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and State Street Bank & Trust Company, as trustee (the "Trustee"). The Certificates are described in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to the Representative.

         Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") will be acquired by the Company from GMACCM pursuant to a mortgage loan purchase agreement, dated as of October 30, 1996 (the "GMACCM Purchase Agreement"), between the Company and GMACCM. Certain of the Mortgage Loans will be acquired by the Company from


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Internationale Nederlanden (U.S.) Capital Corporation (to be known as ING (U.S.)
Capital Corporation effective as of November 1, 1996) ("ING Capital") pursuant to a mortgage loan purchase agreement, dated as of October 30, 1996 (the "ING Capital Purchase Agreement"), between the Company and ING Capital. Certain of the Mortgage Loans will be acquired by the Company from ContiTrade Services L.L.C. ("ContiTrade") pursuant to a mortgage loan purchase agreement, dated as of October 30, 1996 (the "ContiTrade Purchase Agreement"), between the Company and ContiTrade. GMACCM, ING Capital and ContiTrade collectively constitute the "Mortgage Loan Sellers"; and the GMACCM Purchase Agreement, the ING Capital Purchase Agreement and the ContiTrade Purchase Agreement collectively constitute the "Purchase Agreements".

         1.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  1.1 The Company represents and warrants to, and agrees with the Underwriters that:

                           (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 33-94448) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Representative. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement dated October 30, 1996 (the "Prospectus Supplement"), to the prospectus dated October 22, 1996 (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 33-94448) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus"; and any diskette attached to the Prospectus is hereinafter called the "Diskette". Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a "Preliminary Prospectus Supplement"; and any diskette attached to the Preliminary Prospectus Supplement is hereinafter referred to as the "Preliminary Diskette".

                           (b) The Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any Diskette, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not,

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         contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor GMACCM makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified by underlining or other highlighting as shown in EXHIBIT C (the "Excluded Information"); and provided, further, that neither the Company nor GMACCM makes any representations or warranties as to either
         (i) any information in any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by the Underwriters to the Company pursuant to Section 4.2, or (ii) as to any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in EXHIBIT D (the "Underwriter Information"); and provided, further, that neither the Company nor, except as contemplated by Section 1.2(a), GMACCM makes any representations or warranties as to any information regarding the Mortgage Loans or the Mortgage Loan Sellers contained in or omitted from the portions of the Prospectus Supplement under the headings "Summary of the Prospectus Supplement--The Mortgage Asset Pool", "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Asset Pool" or contained in or omitted from Annex A to the Prospectus Supplement or contained in or omitted from the Diskette (the "Mortgage Loan Seller Information"), other than that any Mortgage Loan Seller Information (exclusive of the information set forth on pages A-9 through A-45, inclusive, of Annex A to the Prospectus Supplement (the "Loan Detail") and the information on the Diskette) that represents a restatement or aggregation of the information on the Loan Detail, accurately reflects the information contained in the Loan Detail; and provided, further, that neither the Company nor GMACCM makes any representations or warranties with respect to the Diskette to the extent that the information set forth in the Diskette is different than the information set forth in the Loan Detail. Neither the Company nor, except as contemplated by Section 1.2(b), GMACCM makes any representations or warranties, however, as to the accuracy or completeness of any information in the Loan Detail. The Company acknowledges that, except for any Computational Materials and ABS Term Sheets, the Underwriter Information constitutes the only information furnished in writing by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and the Underwriters confirm that the Underwriter Information is correct.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representative on behalf of the Underwriters, constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) generally principles of equity,

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         regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

                  (e) As of the Closing Date (as defined herein), the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

                  1.2 GMACCM represents and warrants to and agrees with you that:

                           (a) As of the Closing Date, the representations and warranties of GMACCM in the Pooling and Servicing Agreement and in
         Section 4(b) of the GMACCM Purchase Agreement will be true and correct in all material respects.

                           (b) This Agreement has been duly authorized, executed and delivered by GMACCM and, assuming the due authorization, execution and delivery by the Representative on behalf of the Underwriters, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and
         (iii) public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

                  1.3 Each Underwriter represents and warrants to and agrees with the Company and GMACCM that:

                           (a) With respect to each class of Certificates, if any, to be issued in authorized denominations of less than $25,000 initial principal balance or evidencing percentage interests in such class of less than 20%, as the case may be, the fair market value of each such Certificate sold to any person on the date of initial sale thereof by such Underwriter will not be less than $100,000; and with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by such Underwriter will not be less than $25,000 initial principal balance or a percentage interest in such class of less than 20%, as the case may be.

                           (b) Such Underwriter will have funds available at Corestates Philadelphia in such Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed, except for the transfer of funds and the delivery of the Certificates. Such funds will be available for immediate transfer into the account of GMACCM maintained at such bank.


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                           (c) As of the date hereof and as of the Closing Date,
         such Underwriter has complied with all of its obligations hereunder, including, without limitation, Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by such
         Underwriter to the Company pursuant to Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets, except to the extent of any errors therein that are caused by errors in the Pool Information) and include all assumptions relevant to the preparation thereof. The Computational Materials and ABS Term Sheets provided by such Underwriter to the Company constitute a complete set of all Computational Materials and ABS Term Sheets delivered by such Underwriter to prospective investors that are required to be filed with the Commission.

         1.4 The Representative represents and warrants to the Company and GMACCM that it has been authorized by each of the other Underwriters to execute and deliver this Agreement on their behalf.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company, the actual or notional, as the case may be, principal amounts or percentage interests set forth in
Schedule I hereto in the respective classes of Certificates at a price for each such class set forth in Schedule I hereto. There will be added to the purchase prices of the Certificates (other than the Class A-1 Certificates) an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Certificates shall be made at the office of Thacher Proffitt & Wood at 10:00 a.m., New York City time, on November 7, 1996 or such later date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates (also referred to herein as the "DTC Registered Certificates") shall be made to the Representative for the respective accounts of the Underwriters through DTC, in each case against payment by the Underwriters of the purchase prices thereof to or upon the order of the Company by wire transfer in immediately available funds.

         4.       OFFERING BY UNDERWRITERS.

                  4.1 It is understood that the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus, and the Underwriters agree that all such offers and sales by the Underwriters shall be made in compliance with all applicable laws and regulations. It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to
Section 352-c of the General Business Law of the State of New York with respect to the Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Certificates

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made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

                  4.2 It is understood that each Underwriter may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets (each as defined below) in connection with its offering of the Certificates, subject to the following conditions to be satisfied by such
Underwriter:

                           (a) In connection with the use of Computational Materials, such Underwriter shall comply with all applicable requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, such Underwriter shall comply with all applicable requirements of the NoAction Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

                           (b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of such Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of such Underwriter.

                           (c) (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

                  "THE INFORMATION HEREIN HAS BEEN PROVIDED
                  SOLELY BY [NAME OF APPLICABLE UNDERWRITER].
                  NEITHER THE ISSUER OF THE CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE
                  INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

                                    (ii) In the case of Collateral Term Sheets,
                  such legend shall also include the following statement:


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                  "THE INFORMATION CONTAINED HEREIN WILL BE
                  SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND [,EXCEPT WITH RESPECT TO THE INITIAL COLLATERAL TERM SHEET PREPARED BY THE UNDERWRITERS,] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [NAME OF APPLICABLE UNDERWRITER]."

         The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsection (c)(i) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Company.

                           (d) Such Underwriter shall provide the Company with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriters. Such Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter agrees that it will not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 4.2(d) for filing pursuant to Section 5.9), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                           (e) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; PROVIDED, HOWEVER, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets delivered by such Underwriter that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the

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         Prospectus, such Underwriter shall prepare revised Computational
         Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to such Underwriter they would purchase all or any portion of the Certificates, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

                           (f) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of an Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated __________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated __________, as corrected". In the event that within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any Computational Materials or ABS Term Sheets delivered by an Underwriter are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8- K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter).

                           (g) If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Company pursuant to subsection (d) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and such Underwriter shall provide the Company with a certification to that effect on the Closing Date.

                           (h) In the event of any delay in the delivery by such Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.


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                           (i) Notwithstanding anything herein to the contrary,
         for purposes of this Agreement, neither the Preliminary Diskette nor the Diskette shall be deemed to be Computational Materials or ABS Term Sheets.

                  Each Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Certificates. Each Underwriter further represents and warrants that, if and to the extent it provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Certificates, all of the conditions set forth in clauses (a) through (h) above have been satisfied with respect thereto.

                  4.3 Each Underwriter further agrees that, on or prior to the sixth day after the Closing Date, it shall provide the Company with a certificate, substantially in the form of EXHIBIT F attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of EXHIBIT F hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriters be determined by them.

         5. AGREEMENTS. The Company agrees with the several Underwriters that:

                  5.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish the Representative with a copy of each such proposed amendment or supplement.

                  5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

                  5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to

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the Representative on behalf of the several Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                  5.4 The Company will furnish to the Representative, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Representative may reasonably request.

                  5.5 The Company agrees, so long as the Certificates shall be outstanding, or until such time as the several Underwriters shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to the Representative the annual statement as to compliance delivered to the Trustee pursuant to Section 3.13 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.14 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

                  5.6 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  5.7 Except as herein provided, the several Underwriters shall be responsible for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the Certificates.

                  5.8 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise the Representative of the issuance of such stop order.

                  5.9 The Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriters under Section 4.2(d) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriters or, the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; PROVIDED, HOWEVER, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, each Underwriter must comply with its obligations pursuant to
Section 4.2 and the Company must receive a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to the Company,

GMACCM and their respective counsels, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section
4.2 and this Section 5.9, is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the expense of the Underwriters. The Company shall file any corrected Computational Materials described in Section 4.2(f) as soon as practicable following receipt thereof. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement).

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The Underwriters' obligation to purchase the Certificates shall be subject to the following conditions:

                  6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

                  6.2 Since December 31, 1995, there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or GMACCM.

                  6.3 The Company shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                           (a) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

                           (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  6.4 GMACCM shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of GMACCM to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of GMACCM contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

                  6.5 The Underwriters shall have received the opinions of Thacher Proffitt & Wood, special counsel for the Company and GMACCM, dated the Closing Date and substantially to the effect set forth in EXHIBITS A-1 and A-2, and the opinion of Glen Snyder,

Esq., general counsel for the Company and GMACCM, dated the Closing Date and substantially to the effect set forth in EXHIBIT B.

                  6.6 The Underwriters shall have received from Brown & Wood, LLP, counsel for the Underwriters, an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

                  6.7 The Underwriters shall have received from Deloitte & Touche LLP, certified public accountants, (a) a letter dated the date hereof and reasonably satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by you, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool", "Description of the Certificates" and "Yield and Maturity Considerations" agrees with the records of the Company and the Mortgage Loan Sellers excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 5.9 hereof.

                  6.8 The respective classes of Certificates shall have been rated as set forth on Schedule I.

                  6.9 The Underwriters shall have received, with respect to the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to standard limitations regarding laws affecting creditors' rights and general principles of equity, the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                  6.10 The Underwriters shall have received from Thacher Proffitt & Wood, special counsel to the Company, and from Glen Snyder, Esq., general counsel to the Company, reliance letters with respect to any opinions delivered to the rating agencies identified on Schedule I hereto.

                  6.11 The Underwriters shall have received from Graham & James, counsel to ING Capital and ContiTrade, and Thacher Proffitt & Wood, counsel to GMACCM, the opinions substantially to the effect set forth in Exhibit A-3 of the respective Purchase Agreements.

The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as they reasonably request.

         7.       INDEMNIFICATION AND CONTRIBUTION.

                  7.1 The Company and GMACCM, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or in the Diskette, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriters have agreed to indemnify the Company pursuant to Section 7.2; provided that the Company and GMACCM will be liable for any such loss, claim, damage or liability that arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Mortgage Loan Seller Information only if and to the extent that (i) any such untrue statement is with respect to information regarding the GMACCM Mortgage Loans contained in the Loan Detail or, to the extent consistent with Annex A to the Prospectus Supplement, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding any or all of the Mortgage Loan Sellers or any or all of the Mortgage Loans contained in the Prospectus Supplement under the headings "Summary of Prospectus Supplement - The Mortgage Asset Pool", "Risk Factors - The Mortgage Loans" and/or "Description of the Mortgage Asset Pool" or on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information represents a restatement or aggregation of information contained in the Loan Detail, or (iii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding GMACCM or the GMACCM Mortgage Loans contained in the Prospectus Supplement under the headings "Summary of Prospectus Supplement - The Mortgage Asset Pool", "Risk Factors - The Mortgage Loans" and/or "Description of the Mortgage Asset Pool" or on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; and provided that none of the Company, GMACCM or any Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information.

                  7.2 Each Underwriter agrees, severally and not jointly to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person controlling the Company or GMACCM to the same extent as the indemnity set forth in clause 7.1 above from the Company and GMACCM to the Underwriters, but only with respect to (i) the Underwriter Information relating to such Underwriter or supplied by such Underwriter to the Company for inclusion in the Prospectus Supplement and (ii) the Computational Materials and ABS Term Sheets delivered to investors in the Certificates by such Underwriter, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information. In addition, each Underwriter agrees to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person controlling the Company or GMACCM against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Certificate resulting from incorrect information provided by such Underwriter in the certificates described in Section 4.3 hereof.

                  7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 7.1, and by the Company or GMACCM, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

                  7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and GMACCM on the one hand and the Underwriters on the other from the offering of the Certificates but also the relative fault of the Company and GMACCM on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and GMACCM on the one hand and of either of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or GMACCM or by an Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  7.5 The Company, GMACCM and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and GMACCM in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter or any person controlling an Underwriter or by or on behalf of the Company or GMACCM and their respective directors or officers or any person controlling the Company or GMACCM and (iii) acceptance of and payment for any of the Certificates.

         8. TERMINATION. This Agreement shall be subject to termination by notice given to the Company and GMACCM, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or GMACCM to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or GMACCM shall be unable to perform their respective obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 8, the Company or GMACCM will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Certificates.

         9. DEFAULT BY AN UNDERWRITER. If either Underwriter shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter shall be obligated to take up and pay for the Certificates that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal amount of Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Certificates set forth in Schedule I hereto, the remaining Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriter does not purchase all of the Certificates, this Agreement will terminate without liability to the nondefaulting Underwriter, the Company or GMACCM. In the event of a default by either Underwriter as set forth in this Section 9, the Closing Date for the Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriter shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. CERTAIN REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company, GMACCM, the Underwriters or the officers of any of the Company, GMACCM and the Underwriters, set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or made by or on behalf of the Company or GMACCM or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

         11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at 85 Broad Street, New York, New York 10004, Attention: Mr. Steve Stuart; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Ms. Elisa George (with a copy to GMAC Mortgage Corporation, 3031 West Grand Boulevard, Detroit, Michigan 48232, Attention: Robert Schwartz, Esq.); or, if sent to GMACCM, will be mailed, delivered or telegraphed and confirmed to it at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention:
Ms. Elisa George (with a copy to GMAC Mortgage Corporation, 3031 West Grand Boulevard, Detroit, Michigan 48232, Attention: Robert Schwartz, Esq.).

         12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

         13. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF
THE STATE OF NEW YORK.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, GMACCM and the Underwriters.

                                               Very truly yours,

                                               GMAC COMMERCIAL MORTGAGE
                                               SECURITIES, INC.

                                               By:      /s/ Elisa George
                                                  -------------------------
                                               Name:      Elisa George
                                               Title:     Vice President


                                               GMAC COMMERCIAL MORTGAGE
                                               CORPORATION

                                               By:      /s/ Elisa George
                                                  -------------------------
                                               Name:      Elisa George
                                               Title:     Vice President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

GOLDMAN, SACHS & CO.


By:      /s/ Goldman, Sachs & Co.
---------------------------------
Name:
Title:

For itself and the other Underwriters named in Schedule II to the foregoing Agreement.

                                                    SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 33-94448 filed by GMAC
Commercial Mortgage Securities, Inc. on Form S-3 and declared effective by the Commission.

TITLE AND DESCRIPTION OF THE REGISTERED CERTIFICATES:
Mortgage Pass-Through Certificates, Series 1996-C1, Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class
D and Class E

Underwriters: Goldman, Sachs & Co. ("Goldman") and Morgan Stanley & Co. Incorporated ("Morgan Stanley")

Underwriting Agreement, dated as of October 30, 1996
Cut-off Date: November 1, 1996

Allocations: Subject to the terms and conditions of the Underwriting Agreement, each of Goldman and Morgan Stanley shall purchase
Registered Certificates representing 50% of the Class Principal Balance of the Class A-1 Certificates, 50% of the Class Principal
Balance of the Class A-2A Certificates and 50% of the Class Principal Balance of the Class A-2B Certificates; and Goldman shall also purchase Registered Certificates representing 100% of the Class Principal Balance or Class Notional Amount, as the case may be, of each other class of Registered Certificates.


                 Initial Class Principal Balance (or in the case
Class             of Class X-1 and Class X-2, Class Notional          Initial                 Purchase
Designation                      Amount)(1)                      Pass-through Rate            Price(2)              Rating(3)
-----------                      ----------                      -----------------            --------              ---------
X-1                             $33,475,146                           0.9455%                  3.5000000%            NR/Aaa
X-2                            $456,365,528                           1.9673%                  9.4181646%            NR/Aaa
A-1                             $33,475,146                           5.9125%                100.0000000%            AAA/Aaa
A-2A                           $190,353,000                           6.7900%                100.4998000%            AAA/Aaa
A-2B                            $71,963,000                           7.2200%                101.5021000%            AAA/Aaa
B                               $31,978,000                           7.3400%                101.5156000%            AA/Aa1
C                               $26,268,000                           7.4300%                101.4877000%             A/Aa3
D                               $27,409,000                           7.7300%                101.5399000%           BBB/Baa1
E                               $13,705,000                           7.8600%                 97.4512000%           BB+/Baa3


------------------------
(1)      Subject to a variance of plus or minus 5.0%.
(2)      Expressed as a percentage of the Class Principal Balance or Class Notional Amount, as applicable, of the relevant class of
         Certificates to be purchased. In addition, as to each such class of the Certificates (other than the Class A-1
         Certificates), the Underwriters will pay GMAC Commercial Mortgage Securities, Inc. accrued interest at the initial
         Pass-Through Rate therefor from the Cut-off Date to but not including the Closing Date.






(3)      By each of Standard & Poor's Ratings Services and Moody's Investors Services, Inc., except that the Class X-1 and Class X-2
         Certificates will be rated solely by Moody's Investors Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Closing Time, Date and Location: 10:00 a.m. New York City time on November 7, 1996 at the offices of Thacher Proffitt & Wood.
------------------------------------------------------------------------------------------------------------------------------------
Issuance and delivery of Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such
Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations of initial principal balance or notional amount, as the case may be, of $100,000 (or, in the case of the Class X-1 and Class X-2 Certificates, $2,500,000) and
integral multiples of $1 in excess thereof.

                                   EXHIBIT A-1

                      [Thacher Proffitt & Wood Letterhead]

















                                                          November 7, 1996


GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, Pennsylvania 19044

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293


                GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1996-C1
                ----------------------------------------------------------------

Ladies and Gentlemen:

    We have acted as counsel to GMAC Commercial Mortgage Securities, Inc. (the "Company") and GMAC Commercial Mortgage Corporation ("GMACCM") in connection with the issuance by the Company of Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain mortgage loans (the "Mortgage Loans"), pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among the Company as depositor, GMACCM as master servicer and special servicer and State Street Bank and Trust Company as trustee (the "Trustee").

    Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") were purchased by the Company from GMACCM pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "GMACCM Mortgage Loan Purchase Agreement"), between the GMACCM and the Company. Certain of the Mortgage Loans (the "CTS Mortgage Loans") were purchased by the Company from ContiTrade Services, L.L.C. ("CTS") pursuant to the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "CTS Mortgage Loan Purchase Agreement"), between CTS and the Company. Certain of the Mortgage Loans (the "ING Mortgage Loans") were purchased by the Company from ING (U.S.) Capital Corporation ("ING Capital") pursuant to the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "ING Mortgage Loan Purchase Agreement"), between ING Capital and the Company.

    The Company sold the Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates") to Goldman, Sachs & Co. ("Goldman") and Morgan Stanley & Co. Incorporated ("Morgan") as underwriters pursuant to the Underwriting Agreement, dated as of October 30, 1996 (the "Underwriting Agreement"), among the Company, GMACCM, Goldman and Morgan, and sold the Class F, Class G, Class H, Class R-I, Class R-II and R-III Certificates (collectively, the "Privately Offered Certificates") to Goldman as initial purchaser pursuant to the Certificate Purchase Agreement, dated as of October 30, 1996 (the "Certificate Purchase Agreement"), among the Company, GMACCM and Goldman (the Certificate Purchase Agreement, the Underwriting Agreement, the GMACCM Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings set forth in the Agreements.

    In connection with rendering this opinion letter, we have examined the Agreements, the CTS Mortgage Loan Purchase Agreement and the ING Mortgage Loan Purchase Agreement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of parties to the Agreements, the CTS Mortgage Loan Purchase Agreement and the ING Mortgage Loan Purchase Agreement contained therein and, where we have deemed appropriate, separate additional representations or certifications of parties to the Agreements, the CTS Mortgage Loan Purchase Agreement and the ING Mortgage Loan Purchase Agreement, their respective officers and representatives or public officials. In rendering this opinion letter, we have also assumed (i) the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies, (ii) except as expressly addressed below, the due authorization, execution and delivery, and the necessary power with respect thereto, and the enforceability of such documents,
(iii) the conformity to the requirements of the Agreements, the CTS Mortgage Loan Purchase Agreement and the ING Mortgage Loan Purchase Agreement, of the Mortgage Notes, the Mortgages and other documents delivered or caused to be delivered to the Trustee by or on behalf of the Company and (iv) that there is not any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements, the CTS Mortgage Loan Purchase Agreement and the ING Mortgage Loan Purchase Agreement.

    In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the corporate law of the State or Delaware and the federal law of the United States, nor do we express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. In rendering the opinion set forth below, as to matters governed by the laws of the Commonwealth of Pennsylvania or other laws that may be applicable to the Company and GMACCM, we have relied without independent investigation on the opinion letter of Glen W. Snyder, Esq., general counsel to the Company and GMACCM, dated the date hereof, a copy of which is annexed hereto. In rendering the opinion set forth below, as to matters governed by the laws of the Commonwealth of Massachusetts, we have relied without independent investigation on the opinion letter of Peabody & Arnold, counsel to the Trustee, dated the date hereof, a copy of which is annexed hereto. To the extent that we have relied on the foregoing opinion letters, the opinions set forth below are subject to the same assumptions, qualifications, exceptions and other limitations set forth therein. We do not express any opinion on any issue not expressly addressed below.

    Based upon the foregoing, it is our opinion that:

    1. The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened under
              Section 8(d) of the Act.

    2. The Registration Statement, at the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, other than financial or statistical information or Computational Materials or ABS Term Sheets contained or incorporated by reference therein, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

    3. To our knowledge, there are no material contracts, indentures, or other documents (not including Computational Materials and ABS Term Sheets) of a character required to be described or referred to under either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

    4. The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

    5. The statements contained in the Prospectus and the Private Placement Memorandum under the headings "ERISA Considerations" and "Certain Federal Income Tax Consequences", to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein.

    6. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

    7. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Company or GMACCM of the transactions contemplated by the terms of the Agreements, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Underwritten Certificates by the Underwriters, as to which we express no opinion.

    8. Neither the issuance and the sale of the Certificates pursuant to the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company or GMACCM of the terms of the Agreements, will result in a breach of any term or provision of any federal or State of New York statute or regulation or, to the best of our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of New York court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or GMACCM.

    9. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and GMACCM and, upon due authorization, execution and delivery by all other parties thereto, each of the Agreements will constitute a valid, legal and binding agreement of the Company and GMACCM, enforceable against the Company and GMACCM in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any of the Agreements which purport to provide indemnification with respect to securities law violations.

    10. Assuming due authorization, execution and delivery thereof by all parties thereto, the Pooling and Servicing Agreement will constitute a valid, legal and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any of the Agreements which purport to provide indemnification with respect to securities law violations.

    11. As described in the Prospectus and the Private Placement Memorandum, and assuming compliance with all the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code") in effect on the date hereof, and (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (iii) the REMIC Regular Certificates will be "regular interests" in REMIC III, and (iv) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

    12. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for City and State of New York income and corporation franchise tax purposes, each of REMIC I, REMIC II and REMIC III will be classified as a REMIC and not a corporation, partnership or trust, in conformity with the federal income tax treatment of each such REMIC. Accordingly, each of REMIC I, REMIC

              II and REMIC III will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.

    This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

                                             Very truly yours,

                                             THACHER PROFFITT & WOOD

                                             By

                                   EXHIBIT A-2

                      [Thacher Proffitt & Wood Letterhead]



















                                                          November 7, 1996


GMAC Commercial Mortgage Securities, Inc.
650 Dresher Road
Horsham, Pennsylvania 19044

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co., Incorporated
1585 Broadway
New York, New York 10036-8293


                GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1996-C1
                ----------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to GMAC Commercial Mortgage Securities, Inc. (the "Company") and GMAC Commercial Mortgage Corporation ("GMACCM") in connection with the issuance by the Company of Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain mortgage loans (the "Mortgage Loans"), pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among the Company as depositor, GMACCM as master servicer and special servicer and State Street Bank and Trust Company as trustee (the "Trustee").

         Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") were purchased by the Company from GMACCM pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "GMACCM Mortgage Loan Purchase Agreement"), between the GMACCM and the Company. Certain of the Mortgage Loans (the "CTS Mortgage Loans") were purchased by the Company from ContiTrade Services, L.L.C. ("CTS") pursuant to the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "CTS Mortgage Loan Purchase Agreement"), between CTS and the Company. Certain of the Mortgage Loans (the "ING Mortgage Loans") were purchased by the Company from ING (U.S.) Capital Corporation ("ING Capital") pursuant to the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "ING Mortgage Loan Purchase Agreement"), between ING Capital and the Company (GMACCM, CTS and ING Capital, collectively, the "Mortgage Loan Sellers").

         The Company sold the Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates") to Goldman, Sachs & Co. ("Goldman") and Morgan Stanley & Co. Incorporated ("Morgan") as underwriters pursuant to the Underwriting Agreement, dated as of October 30, 1996 (the "Underwriting Agreement"), among the Company, GMACCM, Goldman and Morgan, and sold the Class F, Class G, Class H, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Privately Offered Certificates") to Goldman as initial purchaser pursuant to the Certificate Purchase Agreement, dated as of October 30, 1996 (the "Certificate Purchase Agreement"), among the Company, GMACCM and Goldman (the Certificate Purchase Agreement, the Underwriting Agreement, the GMACCM Mortgage Loan Purchase Agreement, the CTS Mortgage Loan Purchase Agreement, the ING Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings set forth in the Agreements.

         Because of the wholly or partially non-legal character of many determinations involved in the preparation of the Registration Statement, the Prospectus and the Private Placement Memorandum, we are not advising herein with respect to and do not assume any responsibility herein for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Private Placement Memorandum and make no representation herein that we have otherwise independently verified the accuracy, completeness or fairness of such statements. In particular and without limiting the foregoing, we express no advice as to any such accounting, financial or statistical information contained in the Registration Statement, the Prospectus or the Private Placement Memorandum, or as to any Computational Materials or ABS Term Sheets, and we have not examined any accounting, financial or statistical records from which the information and statements included therein were derived. In addition, with limited exception, we have not reviewed any of the Mortgage Notes, Mortgages or other documents in the Mortgage Files or made any inquiry of any originator of any Mortgage Loan other than the Mortgage Loan Sellers.

         We do not act as general counsel to the Company or GMACCM. In our representation of the Company and GMACCM in connection with the transactions contemplated by the Agreements, however, we met in conferences and participated in telephone conversations with representatives of parties to the Agreements, Goldman and Morgan and their respective counsel in addition to us. During those conferences and telephone conversations, the contents of the Registration Statement, the Prospectus and the Private Placement Memorandum and related matters were discussed. With respect to the accuracy, completeness and fairness of the information relating to GMACCM, the other Mortgage Loan Sellers, and the Trustee contained in the Prospectus and the Private Placement Memorandum under the captions "Description of the Mortgage Pool--The Mortgage Loan Sellers", "Servicing of the Mortgage Loans--The Servicer" and "Description of the Certificates--The Trustee", we have relied exclusively on those conferences and telephone conversations and that no information inconsistent therewith has come to our attention. In addition, we have examined the Agreements and reviewed various opinions rendered and certificates delivered in connection with the issuance of the Certificates. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Registration Statement, the Prospectus or the Memorandum. We have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements.

         Based upon and subject to the foregoing, and further based upon our understanding of applicable law and the experience we have gained in our practice thereunder, we hereby advise you that no information has come to our attention that causes us to believe that (i) the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Private Placement Memorandum (exclusive of the information under the headings "Risk Factors -- The Mortgage Loans" and "Description of the Mortgage Pool" or elsewhere in the Private Placement Memorandum with respect to the subjects discussed under such headings), as of the date thereof or hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         This letter is provided for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this letter may not be furnished to any other person or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                          Very truly yours,

                                          THACHER PROFFITT & WOOD

                                          By

                                    EXHIBIT B

                     [GMAC Mortgage Corporation LETTERHEAD]




                                                          November 7, 1996


GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, Pennsylvania 19044

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Standard & Poor's Ratings Services,
  a Division of the McGraw-Hill Companies, Inc.
26 Broadway
New York, New York 10004

Moody's Investors Service, Inc.
99 Church Street, 2nd Floor
New York, New York 10007

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

                  GMAC Commercial Mortgage Securities, Inc.,
                  Mortgage Pass-Through Certificates, Series 1996-C1
                  --------------------------------------------------

Ladies and Gentlemen:

         I am General Counsel to GMAC Commercial Mortgage Securities, Inc. (the "Company") and GMAC Commercial Mortgage Corporation ("GMACCM"). In that capacity, I am familiar with the issuance of certain Mortgage Pass-Through Certificates, Series 1996-C1 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain mortgage loans (the "Mortgage Loans"), pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among the Company as depositor, GMACCM as master servicer and special servicer and State Street Bank and Trust Company as trustee (the "Trustee").

         Certain of the Mortgage Loans were purchased by the Company from GMACCM pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "Mortgage Loan Purchase Agreement"), between GMACCM and the Company. Certain of the Mortgage Loans were purchased by the Company from ContiTrade Services, L.L.C. ("ContiTrade"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "ContiTrade Mortgage Loan Purchase Agreement") between ContiTrade and the Company. Certain of the Mortgage Loans were purchased by the Company from Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of October 30, 1996 (the "ING Capital Mortgage Loan Purchase Agreement", and collectively with the GMACCM Mortgage Loan Purchase

Agreement and the ContiTrade Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements") between ING Capital and the Company.

         The Company has sold the Class X-1, Class X-2, Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates (collectively, the "Publicly Offered Certificates") to Goldman, Sachs & Co. ("Goldman") and Morgan Stanley & Co. Incorporated ("Morgan") as underwriters pursuant to the Underwriting Agreement, dated as of October 30, 1996 (the "Underwriting Agreement"), among the Company, GMACCM, Goldman and Morgan, and sold the Class F, Class G, Class H, Class R-I, Class R-II and R-III Certificates (collectively, the "Privately Offered Certificates") to Goldman as initial purchaser pursuant to the Certificate Purchase Agreement, dated as of October 30, 1996 (the "Certificate Purchase Agreement"), among the Company, GMACCM and Goldman (the Certificate Purchase Agreement, the Underwriting Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings set forth in the Agreements. This opinion is rendered pursuant to Section 6.5 of the Underwriting Agreement and Section 6(d) of the Certificate Purchase Agreement.

         In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed necessary. I have further assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. As to matters of fact, I have examined and relied upon representations of parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Company, GMACCM, the Trustee, other transaction participants or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures other than officers of the Company and GMACCM, the legal capacity of natural persons other than officers of the Company and GMACCM and the conformity to the originals of all documents submitted to me as copies. I have assumed that all parties, except for the Company and GMACCM, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

         In rendering this opinion letter, I do not express any opinion concerning any law other than the law of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal law of the United States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. To the extent that any of the matters upon which I am opining herein are governed by laws ("Other Laws") other than the laws identified in the preceding sentence, I have assumed with your permission and without independent verification or investigation as to the reasonableness of such assumption, that such Other Laws and judicial interpretation thereof do not vary in any respect material to this opinion from the corresponding laws of the Commonwealth of Pennsylvania and judicial interpretations thereof. I do not express any opinion on any issue not expressly addressed below.

         Based upon the foregoing, I am of the opinion that:

         1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

         2. GMACCM is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

         3. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and GMACCM and, upon due authorization, execution and delivery by the other parties thereto, will constitute the valid, legal and binding agreements of GMACCM and the Company, enforceable against GMACCM and the Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification with respect to securities law violations.

         4. No consent, approval, authorization or order of the Commonwealth of Pennsylvania, State of Delaware, State of California or federal court or governmental agency or body is required for the consummation by GMACCM or the Company of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

         5. Neither the sale, issuance and delivery of the Certificates as provided in the Agreements nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company or GMACCM of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of GMACCM or the Company or any Commonwealth of Pennsylvania, State of Delaware, State of California or federal statute or regulation or conflict with, result in a breach, violation or acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which GMACCM or the Company is a party or by which it is bound or any order or regulation of any Commonwealth of Pennsylvania or federal court, regulatory body, administrative agency or governmental body having jurisdiction over GMACCM or the Company.

         This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity, except Thacher Proffitt & Wood, is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.


                                             Very truly yours,



                                             Glen W. Snyder
                                             General Counsel

                                    EXHIBIT C

                  Excluded Information of Prospectus Supplement

               (All text and tables between brackets are excluded)

         [The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "MATURITY ASSUMPTIONS"): (i) the Initial Group 1 Balance is approximately $33,475,147 and the Initial Group 2 Balance is approximately $423,347,204, (ii) the initial Certificate Balances and Notional Amounts, as the case may be, and the Pass-Through Rates for the respective Classes of Offered Certificates are as set forth or otherwise described herein,
(iii) the scheduled Monthly Payments for each Mortgage Loan are, in the case of each ARM Loan, equal to the Monthly Payment in effect as of the Cut-Off Date until the next payment adjustment is scheduled to occur and thereafter is based on such Mortgage Loan's Cut-off Date Balance and stated remaining amortization term as of the Cut-off Date and the value of Six-Month LIBOR described in clause
(v) below, plus the related Gross Margin, subject to the respective minimum and maximum Mortgage Rates, and, in the case of each other Mortgage Loan, based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization terms (or, in the case of the Cash-Flow Amortization Loans, a 25-year amortization term) and the Mortgage Rate in effect as of the Cut-off Date (as such may be increased in the case of one Mortgage Loan), (iv) all Monthly Payments are assumed to be due on the first day of each month and, with respect to the Step-Down Loans, the Mortgage Rates during the interest-only periods are assumed to be equal to a rate that would produce an amount of interest equal to its Monthly Payment, (v) Six-Month LIBOR remains constant at 5.5625% per annum (the "BASE LIBOR ASSUMPTION"), and for purpose of two of the Extension Loans (as defined below), the five year Treasury is assumed to be 6.12% per annum, (vi) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans (except in those cases where the borrower may require, subject to the satisfaction of certain conditions, that an extension occur, in which event the term of the related Mortgage Loan is extended to the maximum extent permitted under the related Mortgage Note (the "EXTENSION LOANS")), there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (vii) scheduled Monthly Payments on the Mortgage Loans are timely received, and prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered
(xv)) and in the case of Mortgage Loans with an extension option, no prepayment occurs during the option period, (viii) all Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months, (ix) neither the Servicer nor the Depositor exercises its right of optional termination described herein, (x) no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, (xi) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (xii) there are no Additional Trust Fund Expenses,
(xiii) distributions on the Certificates are made on the 15th day of each month, commencing in December 1996, (xiv) the Certificates are issued on November 7, 1996, (xv) WHEN SPECIFICALLY INDICATED IN A PARTICULAR TABLE, no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period ("LOP"), if any, or yield maintenance period ("YMP"), if any, (xvi) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan, and (xvii) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.

         Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.]

         [Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.]

                                  [PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1
                                                 CERTIFICATES AT THE SPECIFIED CPRS

                                                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                 NO PREPAYMENTS LOCKED OUT             LOP AND YMP, THEN THE FOLLOWING CPR
                                                Prepayment Assumption (CPR)                Prepayment Assumption (CPR)
                                                ---------------------------                ---------------------------
DATE                                        0%     2%    4%    6%    8%    10%   15%    0%    2%    4%    6%    8%    10%   15%
-------------------------------------------------------------------------------------------------------------------------------

Delivery Date                               100%   100%  100%  100%  100%  100%  100%   100%  100%  100%  100%  100%  100%  100%
November 1997                               99     97    95    93    91    89    84     99    97    96    94    92    90    86
November 1998                               98     94    90    87    83    79    71     98    94    91    88    85    81    74
November 1999                               97     91    86    80    75    71    59     97    92    87    82    78    73    64
November 2000                               95     88    81    75    68    63    50     95    89    83    77    71    66    55
November 2001                               94     85    77    69    62    56    4      94    86    79    72    66    60    48
November 2002                               93     82    72    64    56    39    0      93    83    75    67    60    54    41
November 2003                               83     72    63    23    0     0     0      83    73    63    55    48    41    28
November 2004                               2      2     0     0     0     0     0      2     2     2     2     2     2     2
November 2005                               2      2     0     0     0     0     0      2     2     2     2     2     2     2
November 2006                               0      0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life (years)               7.5    7.0   6.4   5.5   5.0   4.4   3.4    7.5   7.0   6.6   6.1   5.8   5.4   4.6

                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2A
                                                 CERTIFICATES AT THE SPECIFIED CPRS

                                                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                  NO PREPAYMENTS LOCKED OUT             LOP AND YMP, THEN THE FOLLOWING CPR
                                                 Prepayment Assumption (CPR)                Prepayment Assumption (CPR)
                                                 ---------------------------                ---------------------------
DATE                                        0%     2%    4%    6%    8%   10%   15%     0%    2%    4%    6%    8%   10%   15%
------------------------------------------------------------------------------------------------------------------------------

Delivery Date                                100%   100%  100%  100%  100%  100%  100%   100%  100%  100%  100%  100%  100%  100%
November 1997                                98     93    89    85    80    76    65     98    98    98    98    98    98    98
November 1998                                95     86    78    70    62    54    35     95    95    95    95    95    95    95
November 1999                                92     79    67    56    45    34    9      92    92    92    92    91    91    91
November 2000                                83     68    52    38    25    13    0      83    83    82    82    81    81    79
November 2001                                53     36    21    7     0     0     0      53    53    52    51    51    50    49
November 2002                                33     16    0     0     0     0     0      33    32    32    31    30    29    27
November 2003                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
November 2004                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
November 2005                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
November 2006                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life (years)                5.2    4.4   3.7   3.1   2.7   2.3   1.6    5.2   5.2   5.2   5.1   5.1   5.1   5.0]

                                  [PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2B
                                                 CERTIFICATES AT THE SPECIFIED CPRS

                                                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                  NO PREPAYMENTS LOCKED OUT             LOP AND YMP, THEN THE FOLLOWING CPR
                                                 Prepayment Assumption (CPR)                Prepayment Assumption (CPR)
                                                 ---------------------------                ---------------------------
DATE                                         0%     2%    4%    6%    8%    10%   15%    0%    2%    4%    6%    8%    10%   15%
--------------------------------------------------------------------------------------------------------------------------------

Delivery Date                                100%   100%  100%  100%  100%  100%  100%   100%  100%  100%  100%  100%  100%  100%
November 1997                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1998                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1999                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2000                                100    100   100   100   100   100   61     100   100   100   100   100   100   100
November 2001                                100    100   100   100   82    51    0      100   100   100   100   100   100   100
November 2002                                100    100   99    60    26    0     0      100   100   100   100   100   100   100
November 2003                                99     56    19    0     0     0     0      99    97    96    95    94    93    91
November 2004                                80     35    0     0     0     0     0      80    79    77    76    74    73    70
November 2005                                61     14    0     0     0     0     0      61    59    56    54    52    50    45
November 2006                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life (years)                8.8    7.7   6.7   6.2   5.7   5.2   4.2    8.8   8.7   8.7   8.6   8.6   8.6   8.5

                                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B
                                                 CERTIFICATES AT THE SPECIFIED CPRS

                                                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                  NO PREPAYMENTS LOCKED OUT             LOP AND YMP, THEN THE FOLLOWING CPR
                                                 Prepayment Assumption (CPR)                Prepayment Assumption (CPR)
                                                 ---------------------------                ---------------------------
DATE                                         0%     2%    4%    6%    8%    10%   15%    0%    2%    4%    6%    8%    10%   15%
--------------------------------------------------------------------------------------------------------------------------------

Delivery Date                                100%   100%  100%  100%  100%  100%  100%   100%  100%  100%  100%  100%  100%  100%
November 1997                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1998                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1999                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2000                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2001                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2002                                100    100   100   100   100   100   0      100   100   100   100   100   100   100
November 2003                                100    100   100   100   50    0     0      100   100   100   100   100   100   100
November 2004                                100    100   92    15    0     0     0      100   100   100   100   100   100   100
November 2005                                100    100   42    0     0     0     0      100   100   100   100   100   100   100
November 2006                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life (years)                9.4    9.2   8.8   7.9   7.2   6.7   5.5    9.4   9.4   9.4   9.4   9.4   9.4   9.3]

                                   [PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C
                                                 CERTIFICATES AT THE SPECIFIED CPRS

                                                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                  NO PREPAYMENTS LOCKED OUT             LOP AND YMP, THEN THE FOLLOWING CPR
                                                 Prepayment Assumption (CPR)                Prepayment Assumption (CPR)
                                                 ---------------------------                ---------------------------
DATE                                         0%     2%    4%    6%    8%    10%   15%    0%    2%    4%    6%    8%    10%   15%
--------------------------------------------------------------------------------------------------------------------------------

Delivery Date                                100%   100%  100%  100%  100%  100%  100%   100%  100%  100%  100%  100%  100%  100%
November 1997                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1998                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1999                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2000                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2001                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2002                                100    100   100   100   100   100   79     100   100   100   100   100   100   100
November 2003                                100    100   100   100   100   82    0      100   100   100   100   100   100   100
November 2004                                100    100   100   100   38    0     0      100   100   100   100   100   100   100
November 2005                                100    100   100   58    0     0     0      100   100   100   100   100   100   100
November 2006                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life (years)                9.5    9.4   9.3   9.0   8.1   7.5   6.3    9.5   9.5   9.5   9.5   9.5   9.5   9.5

                                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D
                                                 CERTIFICATES AT THE SPECIFIED CPRS

                                                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                  NO PREPAYMENTS LOCKED OUT             LOP AND YMP, THEN THE FOLLOWING CPR
                                                 Prepayment Assumption (CPR)                Prepayment Assumption (CPR)
                                                 ---------------------------                ---------------------------
DATE                                         0%     2%    4%    6%    8%    10%   15%    0%    2%    4%    6%    8%    10%   15%
--------------------------------------------------------------------------------------------------------------------------------

Delivery Date                                100%   100%  100%  100%  100%  100%  100%   100%  100%  100%  100%  100%  100%  100%
November 1997                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1998                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1999                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2000                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2001                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2002                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2003                                100    100   100   100   100   100   29     100   100   100   100   100   100   100
November 2004                                100    100   100   100   100   70    0      100   100   100   100   100   100   100
November 2005                                100    100   100   100   80    16    0      100   100   100   100   100   100   100
November 2006                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life (years)                9.7    9.6   9.5   9.3   9.1   8.5   7.0    9.7   9.7   9.7   9.7   9.7   9.7   9.7]

                                   [PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E
                                                 CERTIFICATES AT THE SPECIFIED CPRS

                                                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                  NO PREPAYMENTS LOCKED OUT             LOP AND YMP, THEN THE FOLLOWING CPR
                                                 Prepayment Assumption (CPR)                Prepayment Assumption (CPR)
                                                 ---------------------------                ---------------------------
DATE                                         0%     2%    4%    6%    8%    10%   15%    0%    2%    4%    6%    8%    10%   15%
--------------------------------------------------------------------------------------------------------------------------------

Delivery Date                                100%   100%  100%  100%  100%  100%  100%   100%  100%  100%  100%  100%  100%  100%
November 1997                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1998                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 1999                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2000                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2001                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2002                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2003                                100    100   100   100   100   100   100    100   100   100   100   100   100   100
November 2004                                100    100   100   100   100   100   0      100   100   100   100   100   100   100
November 2005                                100    100   100   100   100   100   0      100   100   100   100   100   100   100
November 2006                                0      0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life (years)                9.8    9.8   9.6   9.5   9.4   9.2   7.8    9.8   9.8   9.8   9.8   9.8   9.8   9.8]

[CERTAIN PRICE/YIELD TABLES

         The tables set forth below show the corporate bond equivalent ("CBE") yield, modified duration, weighted average life, first Distribution Date on which principal is to be paid ("FIRST PRINCIPAL DISTRIBUTION DATE") and final Distribution Date ("LAST PRINCIPAL DISTRIBUTION DATE") with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions.

         The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of November 7, 1996 to equal the assumed purchase prices, plus (except in the case of the Class A-1 Certificates) accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including the Cut-off Date to but excluding the Delivery Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of these tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standards Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used herein is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Offered Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables below. The modified duration shown in the following tables, in each case, relates to the yield shown immediately above such modified duration number. Purchase prices are expressed in 32nds as a percentage of the initial Certificate Balance of the specified Class (i.e., 99.24 means 99%).]

         [PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL DISTRIBUTION DATE AND
                       LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS


                                                 NO PREPAYMENTS LOCKED OUT

                                                 Prepayment Assumption (CPR)
----------------------------------------------------------------------------------------------
    PRICE                   0%        2%        4%        6%       8%        10%        15%
----------------------------------------------------------------------------------------------

   99.24                    6.028%     6.032%   6.035%    6.042%   6.047%     6.054%    6.072%
Modified duration
   (years)                  5.86       5.46     5.08      4.45     4.09       3.68      2.90
   99.25                    6.023%     6.026%   6.029%    6.035%   6.039%     6.045%    6.061%
   99.26                    6.018      6.020    6.023     6.028    6.032      6.037     6.050
   99.27                    6.012      6.014    6.016     6.021    6.024      6.028     6.040
   99.28                    6.007      6.009    6.010     6.014    6.016      6.020     6.029
Modified duration
   (years)                  5.86       5.47     5.09      4.45     4.09       3.68      2.90
   99.29                    6.002%     6.003%   6.004%    6.007%   6.009%     6.011%    6.018%
   99.30                    5.996      5.997    5.998     6.000    6.001      6.003     6.007
   99.31                    5.991      5.991    5.992     5.993    5.993      5.994     5.996
   100.00                   5.986      5.986    5.986     5.986    5.986      5.986     5.986
Modified duration
   (years)                  5.86       5.47     5.09      4.46     4.09       3.68      2.90
   100.01                   5.980%     5.980%   5.980%    5.979%   5.978%     5.977%    5.975%
   100.02                   5.975      5.974    5.973     5.972    5.970      5.969     5.964
   100.03                   5.970      5.969    5.967     5.965    5.963      5.960     5.953
   100.04                   5.964      5.963    5.961     5.958    5.955      5.952     5.943
Modified duration
   (years)                  5.87       5.47     5.09      4.46     4.09       3.69      2.90
   100.05                   5.959%     5.957%   5.955%    5.951%   5.948%     5.943%    5.932%
   100.06                   5.954      5.951    5.949     5.944    5.940      5.935     5.921
   100.07                   5.948      5.946    5.943     5.937    5.932      5.926     5.910
   100.08                   5.943      5.940    5.937     5.930    5.925      5.918     5.900
Modified duration
   (years)                  5.87       5.47     5.09      4.46     4.10       3.69      2.90
Weighted Average
   Life (years)             7.50       6.95     6.42      5.49     4.98       4.42      3.37
First Principal
   Distribution
   Date                 12/15/96  12/15/96  12/15/96  12/15/96    12/15/9612/15/96  12/15/96
Last Principal
   Distribution
   Date                 02/15/06  01/15/06  10/15/04  04/15/04    09/15/0303/15/03  12/15/01



                                             PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN
                                                          THE FOLLOWING CPR

                                                       Prepayment Assumption (CPR)
----------------------------------------------------------------------------------
    PRICE                        0%        2%         4%         6%        8%        10%        15%
---------------------------------------------------------------------------------------------------

   99.24                         6.028%    6.031%      6.034%    6.037%    6.040%    6.043%      6.052%
Modified duration
   (years)                       5.86      5.50        5.18      4.87      4.59      4.33        3.77
   99.25                         6.023     6.026       6.028     6.031     6.033     6.036       6.044
   99.26                         6.018     6.020       6.022     6.024     6.027     6.029       6.035
   99.27                         6.012     6.014       6.016     6.018     6.020     6.022       6.027
   99.28                         6.007     6.008       6.010     6.011     6.013     6.015       6.019
Modified duration
   (years)                       5.86      5.51        5.18      4.87      4.59      4.34        3.77
   99.29                         6.002%    6.003%      6.004%    6.005%    6.006%    6.007%      6.011%
   99.30                         5.996     5.997       5.998     5.999     5.999     6.000       6.002
   99.31                         5.991     5.991       5.992     5.992     5.993     5.993       5.994
   100.00                        5.986     5.986       5.986     5.986     5.986     5.986       5.986
Modified duration
   (years)                       5.86      5.51        5.18      4.88      4.60      4.34        3.78
   100.01                        5.980%    5.980%      5.980%    5.979%    5.979%    5.979%      5.977%
   100.02                        5.975     5.974       5.974     5.973     5.972     5.971       5.969
   100.03                        5.970     5.969       5.968     5.967     5.965     5.964       5.961
   100.04                        5.964     5.963       5.962     5.960     5.959     5.957       5.953
Modified duration
   (years)                       5.87      5.51        5.18      4.88      4.60      4.34        3.78
   100.05                        5.959%    5.957%      5.956%    5.954%    5.952%    5.950%      5.944%
   100.06                        5.954     5.952       5.950     5.947     5.945     5.943       5.936
   100.07                        5.948     5.946       5.944     5.941     5.938     5.935       5.928
   100.08                        5.943     5.940       5.938     5.935     5.931     5.928       5.920
Modified duration
   (years)                       5.87      5.51        5.18      4.88      4.60      4.34        3.78
Weighted Average
   Life (years)                  7.50      7.01        6.55      6.14      5.75      5.40        4.64
First Principal
   Distribution
   Date                      12/15/96  12/15/96   12/15/96   12/15/96  12/15/96  12/15/96    12/15/96
Last Principal
   Distribution
   Date                      02/15/06  02/15/06   02/15/06   02/15/06  02/15/06  02/15/06    01/15/06]

         [PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL DISTRIBUTION DATE AND
                       LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS A-2A CERTIFICATES AT THE SPECIFIED CPRS




                                                 NO PREPAYMENTS LOCKED OUT

                                                 Prepayment Assumption (CPR)
-----------------------------------------------------------------------------------------------
    PRICE                   0%        2%        4%        6%       8%        10%        15%
-----------------------------------------------------------------------------------------------

   99.16                    6.943%     6.952%   6.963%    6.976%   6.989%     7.005%    7.050%
Modified duration
   (years)                  4.20       3.61     3.10      2.67     2.32       2.01      1.45
   99.20                    6.913%     6.918%   6.923%    6.929%   6.935%     6.942%    6.964%
   99.24                    6.884      6.883    6.882     6.882    6.881      6.880     6.877
   99.28                    6.854      6.848    6.842     6.835    6.827      6.818     6.791
   100.00                   6.824      6.814    6.802     6.788    6.773      6.756     6.705
Modified duration
   (years)                  4.21       3.62     3.10      2.68     2.32       2.01      1.45
   100.04                   6.795%     6.779%   6.762%    6.742%   6.720%     6.694%    6.619%
   100.08                   6.765      6.745    6.721     6.695    6.666      6.632     6.534
   100.12                   6.735      6.711    6.681     6.649    6.612      6.570     6.448
   100.16                   6.706      6.676    6.641     6.602    6.559      6.509     6.363
Modified duration
   (years)                  4.22       3.62     3.11      2.68     2.33       2.02      1.46
   100.20                   6.677%     6.642%   6.601%    6.556%   6.506%     6.447%    6.278%
   100.24                   6.647      6.608    6.562     6.510    6.453      6.386     6.193
   100.28                   6.618      6.574    6.522     6.464    6.400      6.325     6.108
   101.00                   6.589      6.540    6.482     6.418    6.347      6.264     6.024
Modified duration
   (years)                  4.22       3.63     3.12      2.69     2.34       2.03      1.46
   101.04                   6.559%     6.506%   6.443%    6.372%   6.294%     6.203%    5.940%
   101.08                   6.530      6.472    6.403     6.326    6.241      6.142     5.855
   101.12                   6.501      6.438    6.363     6.280    6.188      6.081     5.771
   101.16                   6.472      6.404    6.324     6.235    6.136      6.020     5.688
Modified duration
   (years)                  4.23       3.64     3.12      2.70     2.34       2.03      1.47
Weighted Average
   Life (years)             5.20       4.39     3.70      3.14     2.68       2.29      1.61
First Principal
   Distribution
   Date                 12/15/96  12/15/96  12/15/96  12/15/96 12/15/96  12/15/96   12/15/96
Last Principal
   Distribution
   Date                 09/15/03  07/15/03  11/15/02  06/15/02 09/15/01  07/15/01   03/15/00



                                      PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN
                                                     THE FOLLOWING CPR

                                                  Prepayment Assumption (CPR)
-----------------------------------------------------------------------------
    PRICE                   0%        2%         4%         6%        8%        10%        15%
----------------------------------------------------------------------------------------------

   99.16                    6.943%    6.943%      6.944%    6.944%    6.944%    6.944%      6.945%
Modified duration
   (years)                  4.20      4.19        4.17      4.15      4.13      4.12        4.08
   99.20                    6.913%    6.913%      6.914%    6.914%    6.914%    6.914%      6.914%
   99.24                    6.884     6.884       6.884     6.884     6.884     6.883       6.883
   99.28                    6.854     6.854       6.854     6.853     6.853     6.853       6.853
   100.00                   6.824     6.824       6.824     6.823     6.823     6.823       6.822
Modified duration
   (years)                  4.21      4.19        4.17      4.16      4.14      4.12        4.08
   100.04                   6.795%    6.794%      6.794%    6.793%    6.793%    6.793%      6.792%
   100.08                   6.765     6.764       6.764     6.763     6.763     6.762       6.761
   100.12                   6.735     6.735       6.734     6.733     6.733     6.732       6.731
   100.16                   6.706     6.705       6.704     6.704     6.703     6.702       6.700
Modified duration
   (years)                  4.22      4.20        4.18      4.16      4.15      4.13        4.09
   100.20                   6.677%    6.676%      6.675%    6.674%    6.673%    6.672%      6.670%
   100.24                   6.647     6.646       6.645     6.644     6.643     6.642       6.640
   100.28                   6.618     6.617       6.615     6.614     6.613     6.612       6.609
   101.00                   6.589     6.587       6.586     6.585     6.583     6.582       6.579
Modified duration
   (years)                  4.22      4.21        4.19      4.17      4.15      4.14        4.10
   101.04                   6.559%    6.558%      6.556%    6.555%    6.554%    6.552%      6.549%
   101.08                   6.530     6.529       6.527     6.525     6.524     6.522       6.519
   101.12                   6.501     6.499       6.498     6.496     6.494     6.493       6.489
   101.16                   6.472     6.470       6.468     6.466     6.465     6.463       6.459
Modified duration
   (years)                  4.23      4.21        4.19      4.18      4.16      4.14        4.10
Weighted Average
   Life (years)             5.20      5.18        5.15      5.13      5.10      5.08        5.02
First Principal
   Distribution
   Date                 12/15/96  12/15/96   12/15/96   12/15/96   12/15/96 12/15/96   12/15/96
Last Principal
   Distribution
   Date                 09/15/03  09/15/03   09/15/03   09/15/03   09/15/03 09/15/03  09/15/03]

         [PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL DISTRIBUTION DATE AND
                       LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS A-2B CERTIFICATES AT THE SPECIFIED CPRS


                                                 NO PREPAYMENTS LOCKED OUT

                                                 Prepayment Assumption (CPR)
-----------------------------------------------------------------------------------------------
    PRICE                   0%        2%        4%        6%       8%        10%        15%
-----------------------------------------------------------------------------------------------

   100.16                   7.206%     7.193%   7.179%    7.169%   7.157%     7.145%    7.109%
Modified duration
   (years)                  6.31       5.72     5.18      4.86     4.51       4.22      3.54
   100.20                   7.186%     7.172%   7.155%    7.143%   7.129%     7.116%    7.074%
   100.24                   7.167      7.150    7.131     7.118    7.102      7.086     7.039
   100.28                   7.147      7.128    7.107     7.092    7.074      7.057     7.004
   101.00                   7.127      7.107    7.084     7.067    7.047      7.028     6.969
Modified duration
   (years)                  6.32       5.73     5.19      4.86     4.51       4.23      3.54
   101.04                   7.108%     7.085%   7.060%    7.042%   7.019%     6.998%    6.934%
   101.08                   7.088      7.063    7.036     7.016    6.992      6.969     6.900
   101.12                   7.069      7.042    7.012     6.991    6.965      6.940     6.865
   101.16                   7.049      7.021    6.989     6.966    6.938      6.911     6.830
Modified duration
   (years)                  6.32       5.73     5.20      4.87     4.52       4.23      3.55
   101.20                   7.030%     6.999%   6.965%    6.940%   6.910%     6.882%    6.795%
   101.24                   7.010      6.978    6.941     6.915    6.883      6.853     6.761
   101.28                   6.991      6.956    6.918     6.890    6.856      6.824     6.726
   102.00                   6.972      6.935    6.894     6.865    6.829      6.795     6.692
Modified duration
   (years)                  6.33       5.74     5.20      4.87     4.52       4.24      3.55
   102.04                   6.952%     6.914%   6.871%    6.840%   6.802%     6.766%    6.657%
   102.08                   6.933      6.892    6.847     6.815    6.775      6.737     6.623
   102.12                   6.914      6.871    6.824     6.790    6.748      6.708     6.589
   102.16                   6.895      6.850    6.800     6.765    6.721      6.680     6.554
Modified duration
   (years)                  6.34       5.75     5.21      4.88     4.53       4.24      3.56
Weighted Average
   Life (years)             8.77       7.69     6.74      6.21     5.66       5.22      4.23
First Principal
   Distribution Date    09/15/03  07/15/03  11/15/02  06/15/02 09/15/01  07/15/01   03/15/00
Last Principal
   Distribution Date    02/15/06  01/15/06  09/15/04  09/15/03 05/15/03  09/15/02   09/15/01




                                      PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN
                                                     THE FOLLOWING CPR

                                                  Prepayment Assumption (CPR)
-----------------------------------------------------------------------------
    PRICE                   0%        2%         4%         6%        8%        10%        15%
----------------------------------------------------------------------------------------------

   100.16                   7.206%    7.205%      7.205%    7.205%    7.204%    7.204%      7.203%
Modified duration
   (years)                  6.31      6.28        6.26      6.24      6.22      6.21        6.17
   100.20                   7.186%    7.186%      7.185%    7.185%    7.184%    7.184%      7.183%
   100.24                   7.167     7.166       7.165     7.165     7.164     7.164       7.163
   100.28                   7.147     7.146       7.146     7.145     7.145     7.144       7.143
   101.00                   7.127     7.127       7.126     7.125     7.125     7.124       7.123
Modified duration
   (years)                  6.32      6.29        6.27      6.25      6.23      6.21        6.18
   101.04                   7.108%    7.107%      7.106%    7.106%    7.105%    7.104%      7.103%
   101.08                   7.088     7.087       7.087     7.086     7.085     7.084       7.083
   101.12                   7.069     7.068       7.067     7.066     7.065     7.065       7.063
   101.16                   7.049     7.048       7.047     7.046     7.046     7.045       7.043
Modified duration
   (years)                  6.32      6.30        6.28      6.26      6.24      6.22        6.18
   101.20                   7.030%    7.029%      7.028%    7.027%    7.026%    7.025%      7.023%
   101.24                   7.010     7.009       7.008     7.007     7.006     7.005       7.003
   101.28                   6.991     6.990       6.989     6.988     6.987     6.986       6.983
   102.00                   6.972     6.970       6.969     6.968     6.967     6.966       6.964
Modified duration
   (years)                  6.33      6.31        6.29      6.27      6.25      6.23        6.19
   102.04                   6.952%    6.951%      6.950%    6.949%    6.947%    6.946%      6.944%
   102.08                   6.933     6.932       6.930     6.929     6.928     6.927       6.924
   102.12                   6.914     6.912       6.911     6.910     6.908     6.907       6.904
   102.16                   6.895     6.893       6.892     6.890     6.889     6.888       6.885
Modified duration
   (years)                  6.34      6.32        6.30      6.28      6.26      6.24        6.20
Weighted Average
   Life (years)             8.77      8.73        8.69      8.65      8.61      8.58        8.51
First Principal
   Distribution Date    09/15/03  09/15/03   09/15/03   09/15/03  09/15/03  09/15/03    09/15/03
Last Principal
   Distribution Date    02/15/06  02/15/06   02/15/06   02/15/06  02/15/06  01/15/06    01/15/06]

         [PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL DISTRIBUTION DATE AND
                        LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS





                                                 NO PREPAYMENTS LOCKED OUT

                                                 Prepayment Assumption (CPR)
-----------------------------------------------------------------------------------------------
    PRICE                   0%        2%        4%        6%       8%        10%        15%
-----------------------------------------------------------------------------------------------

   100.16                   7.334%     7.333%   7.329%    7.319%   7.308%     7.301%    7.276%
Modified duration
   (years)                  6.59       6.51     6.31      5.83     5.41       5.13      4.41
   100.20                   7.315%     7.314%   7.309%    7.297%   7.285%     7.276%    7.247%
   100.24                   7.297      7.295    7.290     7.276    7.262      7.252     7.219
   100.28                   7.278      7.276    7.270     7.255    7.239      7.228     7.191
   101.00                   7.259      7.257    7.250     7.234    7.217      7.204     7.163
Modified duration
   (years)                  6.60       6.52     6.32      5.84     5.42       5.14      4.42
   101.04                   7.240%     7.238%   7.231%    7.213%   7.194%     7.180%    7.135%
   101.08                   7.222      7.219    7.211     7.192    7.171      7.156     7.108
   101.12                   7.203      7.200    7.192     7.170    7.148      7.132     7.080
   101.16                   7.184      7.181    7.172     7.149    7.126      7.108     7.052
Modified duration
   (years)                  6.61       6.53     6.33      5.85     5.42       5.15      4.42
   101.20                   7.166%     7.162%   7.153%    7.128%   7.103%     7.084%    7.024%
   101.24                   7.147      7.144    7.134     7.107    7.080      7.060     6.996
   101.28                   7.129      7.125    7.114     7.086    7.058      7.037     6.969
   102.00                   7.110      7.106    7.095     7.066    7.035      7.013     6.941
Modified duration
   (years)                  6.62       6.54     6.34      5.86     5.43       5.15      4.43
   102.04                   7.092%     7.087%   7.076%    7.045%   7.013%     6.989%    6.913%
   102.08                   7.073      7.069    7.056     7.024    6.990      6.965     6.886
   102.12                   7.055      7.050    7.037     7.003    6.968      6.942     6.858
   102.16                   7.036      7.032    7.018     6.982    6.945      6.918     6.831
Modified duration
   (years)                  6.63       6.55     6.34      5.86     5.44       5.16      4.43
Weighted Average
   Life (years)             9.38       9.23     8.83      7.92     7.16       6.69      5.53
First Principal
   Distribution Date    02/15/06  01/15/06  10/15/04  04/15/04 09/15/03  03/15/03   12/15/01
Last Principal
   Distribution Date    04/15/06  03/15/06  01/15/06  04/15/05 09/15/04  09/15/03   09/15/02




                                      PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN
                                                     THE FOLLOWING CPR

                                                  Prepayment Assumption (CPR)
-----------------------------------------------------------------------------
    PRICE                   0%        2%         4%         6%        8%        10%        15%
----------------------------------------------------------------------------------------------

   100.16                   7.334%    7.334%      7.334%    7.334%    7.334%    7.334%      7.334%
Modified duration
   (years)                  6.59      6.59        6.58      6.58      6.58      6.58        6.57
   100.20                   7.315%    7.315%      7.315%    7.315%    7.315%    7.315%      7.315%
   100.24                   7.297     7.296       7.296     7.296     7.296     7.296       7.296
   100.28                   7.278     7.278       7.278     7.278     7.277     7.277       7.277
   101.00                   7.259     7.259       7.259     7.259     7.259     7.259       7.258
Modified duration
   (years)                  6.60      6.60        6.59      6.59      6.59      6.58        6.57
   101.04                   7.240%    7.240%      7.240%    7.240%    7.240%    7.240%      7.240%
   101.08                   7.222     7.222       7.221     7.221     7.221     7.221       7.221
   101.12                   7.203     7.203       7.203     7.203     7.203     7.202       7.202
   101.16                   7.184     7.184       7.184     7.184     7.184     7.184       7.183
Modified duration
   (years)                  6.61      6.61        6.60      6.60      6.60      6.59        6.58
   101.20                   7.166%    7.166%      7.165%    7.165%    7.165%    7.165%      7.165%
   101.24                   7.147     7.147       7.147     7.147     7.147     7.146       7.146
   101.28                   7.129     7.128       7.128     7.128     7.128     7.128       7.127
   102.00                   7.110     7.110       7.110     7.110     7.110     7.109       7.109
Modified duration
   (years)                  6.62      6.61        6.61      6.61      6.61      6.60        6.59
   102.04                   7.092%    7.091%      7.091%    7.091%    7.091%    7.091%      7.090%
   102.08                   7.073     7.073       7.073     7.073     7.073     7.072       7.072
   102.12                   7.055     7.055       7.054     7.054     7.054     7.054       7.053
   102.16                   7.036     7.036       7.036     7.036     7.036     7.035       7.035
Modified duration
   (years)                  6.63      6.62        6.62      6.62      6.62      6.61        6.60
Weighted Average
   Life (years)             9.38      9.38        9.37      9.36      9.36      9.35        9.33
First Principal
   Distribution Date    02/15/06  02/15/06   02/15/06   02/15/06  02/15/06  02/15/06    01/15/06
Last Principal
   Distribution Date    04/15/06  04/15/06   04/15/06   04/15/06  04/15/06  04/15/06    04/15/06]

         [PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL DISTRIBUTION DATE AND
                        LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS





                                                 NO PREPAYMENTS LOCKED OUT

                                                 Prepayment Assumption (CPR)
-----------------------------------------------------------------------------------------------
    PRICE                   0%        2%        4%        6%       8%        10%        15%
-----------------------------------------------------------------------------------------------

   100.16                   7.427%     7.426%   7.425%    7.423%   7.413%     7.404%    7.384%
Modified duration
   (years)                  6.63       6.57     6.50      6.39     5.93       5.56      4.85
   100.20                   7.408%     7.407%   7.406%    7.403%   7.392%     7.382%    7.358%
   100.24                   7.390      7.388    7.387     7.384    7.371      7.360     7.333
   100.28                   7.371      7.370    7.368     7.364    7.350      7.338     7.307
   101.00                   7.352      7.351    7.349     7.345    7.330      7.315     7.282
Modified duration
   (years)                  6.64       6.58     6.51      6.40     5.94       5.57      4.86
   101.04                   7.334%     7.332%   7.330%    7.326%   7.309%     7.293%    7.256%
   101.08                   7.315      7.313    7.311     7.307    7.288      7.271     7.231
   101.12                   7.297      7.295    7.292     7.287    7.267      7.249     7.206
   101.16                   7.278      7.276    7.273     7.268    7.247      7.227     7.180
Modified duration
   (years)                  6.65       6.59     6.52      6.40     5.94       5.58      4.87
   101.20                   7.260%     7.257%   7.254%    7.249%   7.226%     7.205%    7.155%
   101.24                   7.241      7.239    7.235     7.230    7.205      7.183     7.130
   101.28                   7.223      7.220    7.216     7.211    7.185      7.161     7.105
   102.00                   7.205      7.202    7.198     7.191    7.164      7.139     7.079
Modified duration
   (years)                  6.64       6.60     6.53      6.41     5.95       5.58      4.87
   102.04                   7.186%     7.183%   7.179%    7.172%   7.143%     7.117%    7.054%
   102.08                   7.168      7.165    7.160     7.153    7.123      7.095     7.029
   102.12                   7.149      7.146    7.142     7.134    7.102      7.073     7.004
   102.16                   7.131      7.128    7.123     7.115    7.082      7.051     6.979
Modified duration
   (years)                  6.67       6.61     6.54      6.42     5.96       5.59      4.88
Weighted Average
   Life (years)             9.52       9.41     9.25      9.02     8.14       7.47      6.25
First Principal
   Distribution Date    04/15/06  03/15/06  01/15/06  04/15/05 09/15/04  09/15/03   09/15/02
Last Principal
   Distribution Date    05/15/06  05/15/06  03/15/06  01/15/06 08/15/05  10/15/04   07/15/03



                                      PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN
                                                     THE FOLLOWING CPR

                                                  Prepayment Assumption (CPR)
-----------------------------------------------------------------------------
    PRICE                   0%        2%         4%         6%        8%        10%        15%
----------------------------------------------------------------------------------------------

   100.16                   7.427%    7.427%      7.427%    7.427%    7.427%    7.427%      7.427%
Modified duration
   (years)                  6.63      6.63        6.62      6.62      6.62      6.62        6.62
   100.20                   7.408%    7.408%      7.408%    7.408%    7.408%    7.408%      7.408%
   100.24                   7.390     7.390       7.390     7.390     7.390     7.390       7.389
   100.28                   7.371     7.371       7.371     7.371     7.371     7.371       7.371
   101.00                   7.352     7.352       7.352     7.352     7.352     7.352       7.352
Modified duration
   (years)                  6.64      6.64        6.63      6.63      6.63      6.63        6.63
   101.04                   7.334%    7.334%      7.334%    7.334%    7.334%    7.334%      7.333%
   101.08                   7.315     7.315       7.315     7.315     7.315     7.315       7.315
   101.12                   7.297     7.297       7.297     7.297     7.296     7.296       7.296
   101.16                   7.278     7.278       7.278     7.278     7.278     7.278       7.278
Modified duration
   (years)                  6.65      6.65        6.64      6.64      6.64      6.64        6.64
   101.20                   7.260%    7.260%      7.260%    7.259%    7.259%    7.259%      7.259%
   101.24                   7.241     7.241       7.241     7.241     7.241     7.241       7.241
   101.28                   7.223     7.223       7.223     7.223     7.222     7.222       7.222
   102.00                   7.204     7.204       7.204     7.204     7.204     7.204       7.204
Modified duration
   (years)                  6.66      6.66        6.65      6.65      6.65      6.65        6.65
   102.04                   7.186%    7.186%      7.186%    7.186%    7.186%    7.186%      7.185%
   102.08                   7.168     7.168       7.167     7.167     7.167     7.167       7.167
   102.12                   7.149     7.149       7.149     7.149     7.149     7.149       7.149
   102.16                   7.131     7.131       7.131     7.131     7.131     7.131       7.130
Modified duration
   (years)                  6.67      6.66        6.66      6.66      6.66      6.66        6.66
Weighted Average
   Life (years)             9.52      9.51        9.51      9.51      9.50      9.50        9.49
First Principal
   Distribution Date    04/15/06  04/15/06   04/15/06   04/15/06  04/15/06  04/15/06    04/15/06
Last Principal
   Distribution Date    05/15/06  05/15/06   05/15/06   05/15/06  05/15/06  05/15/06    05/15/06]

         [PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL DISTRIBUTION DATE AND
                        LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS





                                                 NO PREPAYMENTS LOCKED OUT

                                                 Prepayment Assumption (CPR)
-----------------------------------------------------------------------------------------------
    PRICE                   0%        2%        4%        6%       8%        10%        15%
-----------------------------------------------------------------------------------------------

   100.16                   7.735%     7.734%   7.733%    7.731%   7.730%     7.723%    7.702%
Modified duration
   (years)                  6.62       6.56     6.51      6.44     6.36       6.04      5.21
   100.20                   7.716%     7.715%   7.714%    7.712%   7.710%     7.703%    7.679%
   100.24                   7.698      7.696    7.695     7.693    7.691      7.682     7.655
   100.28                   7.679      7.677    7.676     7.674    7.672      7.662     7.631
   101.00                   7.660      7.658    7.657     7.655    7.652      7.641     7.607
Modified duration
   (years)                  6.64       6.57     6.52      6.45     6.37       6.05      5.22
   101.04                   7.642%     7.639%   7.638%    7.635%   7.633%     7.621%    7.584%
   101.08                   7.623      7.621    7.619     7.616    7.613      7.601     7.560
   101.12                   7.604      7.602    7.600     7.597    7.594      7.580     7.536
   101.16                   7.586      7.583    7.581     7.578    7.575      7.560     7.513
Modified duration
   (years)                  6.65       6.58     6.53      6.46     6.38       6.06      5.23
   101.20                   7.567%     7.564%   7.562%    7.559%   7.555%     7.540%    7.489%
   101.24                   7.549      7.546    7.543     7.540    7.536      7.519     7.466
   101.28                   7.531      7.527    7.525     7.521    7.517      7.499     7.442
   102.00                   7.512      7.509    7.506     7.502    7.498      7.479     7.419
Modified duration
   (years)                  6.66       6.59     6.54      6.47     6.39       6.07      5.23
   102.04                   7.494%     7.490%   7.487%    7.483%   7.479%     7.459%    7.396%
   102.08                   7.475      7.471    7.469     7.464    7.460      7.439     7.372
   102.12                   7.457      7.453    7.450     7.446    7.441      7.419     7.349
   102.16                   7.439      7.435    7.431     7.427    7.422      7.399     7.326
Modified duration
   (years)                  6.67       6.60     6.55      6.48     6.40       6.08      5.24
Weighted Average
   Life (years)             9.71       9.56     9.45      9.31     9.15       8.51      6.95
First Principal
   Distribution Date    05/15/06  05/15/06  03/15/06  01/15/06 08/15/05  10/15/04   07/15/03
Last Principal
   Distribution Date    08/15/06  07/15/06  05/15/06  04/15/06 02/15/06  01/15/06   05/15/04



                                      PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN
                                                     THE FOLLOWING CPR

                                                  Prepayment Assumption (CPR)
-----------------------------------------------------------------------------
    PRICE                   0%        2%         4%         6%        8%        10%        15%
----------------------------------------------------------------------------------------------

   100.16                   7.735%    7.735%      7.735%    7.735%    7.735%    7.735%      7.734%
Modified duration
   (years)                  6.62      6.62        6.62      6.61      6.61      6.61        6.60
   100.20                   7.716%    7.716%      7.716%    7.716%    7.716%    7.716%      7.716%
   100.24                   7.698     7.697       7.697     7.697     7.697     7.697       7.697
   100.28                   7.679     7.679       7.679     7.679     7.678     7.678       7.678
   101.00                   7.660     7.660       7.660     7.660     7.660     7.660       7.659
Modified duration
   (years)                  6.64      6.63        6.63      6.62      6.62      6.62        6.61
   101.04                   7.642%    7.641%      7.641%    7.641%    7.641%    7.641%      7.641%
   101.08                   7.623     7.623       7.623     7.623     7.622     7.622       7.622
   101.12                   7.604     7.604       7.604     7.604     7.604     7.604       7.603
   101.16                   7.586     7.586       7.586     7.585     7.585     7.585       7.585
Modified duration
   (years)                  6.65      6.64        6.64      6.63      6.63      6.63        6.62
   101.20                   7.567%    7.567%      7.567%    7.567%    7.567%    7.567%      7.566%
   101.24                   7.549     7.549       7.549     7.548     7.548     7.548       7.548
   101.28                   7.531     7.530       7.530     7.530     7.530     7.530       7.529
   102.00                   7.512     7.512       7.512     7.512     7.511     7.511       7.511
Modified duration
   (years)                  6.66      6.65        6.65      6.64      6.64      6.64        6.63
   102.04                   7.494%    7.494%      7.493%    7.493%    7.493%    7.493%      7.492%
   102.08                   7.475     7.475       7.475     7.475     7.475     7.474       7.474
   102.12                   7.457     7.457       7.457     7.456     7.456     7.456       7.456
   102.16                   7.439     7.439       7.438     7.438     7.438     7.438       7.437
Modified duration
   (years)                  6.67      6.66        6.66      6.65      6.65      6.65        6.64
Weighted Average
   Life (years)             9.71      9.70        9.69      9.68      9.67      9.67        9.65
First Principal
   Distribution Date    05/15/06  05/15/06   05/15/06   05/15/06  05/15/06  05/15/06    05/15/06
Last Principal
   Distribution Date    08/15/06  08/15/06   08/15/06   08/15/06  08/15/06  08/15/06    08/15/06]

         [PRE-TAX YIELD TO MATURITY (CBE), MODIFIED DURATION, WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL DISTRIBUTION DATE AND
                        LAST PRINCIPAL DISTRIBUTION DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS





                                                 NO PREPAYMENTS LOCKED OUT

                                                 Prepayment Assumption (CPR)
-----------------------------------------------------------------------------------------------
    PRICE                   0%        2%        4%        6%       8%        10%        15%
-----------------------------------------------------------------------------------------------

   96.16                    8.484%     8.486%   8.492%    8.495%   8.500%     8.506%    8.567%
Modified duration
   (years)                  6.54       6.52     6.45      6.41     6.35       6.28      5.61
   96.20                    8.465%     8.466%   8.472%    8.475%   8.479%     8.485%    8.544%
   96.24                    8.445      8.446    8.452     8.455    8.459      8.464     8.521
   96.28                    8.425      8.427    8.432     8.435    8.439      8.444     8.498
   97.00                    8.406      8.407    8.412     8.414    8.418      8.423     8.475
Modified duration
   (years)                  6.55       6.53     6.46      6.42     6.36       6.29      5.61
   97.04                    8.386%     8.387%   8.392%    8.394%   8.398%     8.403%    8.453%
   97.08                    8.366      8.368    8.372     8.374    8.378      8.383     8.430
   97.12                    8.347      8.348    8.352     8.354    8.358      8.362     8.407
   97.16                    8.327      8.328    8.332     8.334    8.338      8.342     8.384
Modified duration
   (years)                  6.56       6.54     6.47      6.43     6.37       6.30      5.62
   97.20                    8.308%     8.309%   8.313%    8.315%   8.318%     8.321%    8.361%
   97.24                    8.288      8.289    8.293     8.295    8.298      8.301     8.339
   97.28                    8.269      8.270    8.273     8.275    8.278      8.281     8.316
   98.00                    8.250      8.250    8.253     8.255    8.258      8.261     8.293
Modified duration
   (years)                  6.57       6.56     6.48      6.44     6.38       6.31      5.63
   98.04                    8.230%     8.231%   8.234%    8.235%   8.238%     8.241%    8.271%
   98.08                    8.211      8.212    8.214     8.216    8.218      8.220     8.248
   98.12                    8.192      8.192    8.195     8.196    8.198      8.200     8.226
   98.16                    8.172      8.173    8.175     8.176    8.178      8.180     8.203
Modified duration
   (years)                  6.59       6.57     6.49      6.45     6.39       6.32      5.64
Weighted Average
   Life (years)             9.80       9.76     9.59      9.50     9.36       9.21      7.83
First Principal
   Distribution Date    08/15/06  07/15/06  05/15/06  04/15/06 02/15/06  01/15/06   05/15/04
Last Principal
Distribution Date       09/15/06  08/15/06  07/15/06  05/15/06 04/15/06  02/15/06   10/15/04



                                      PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN
                                                     THE FOLLOWING CPR

                                                  Prepayment Assumption (CPR)
-----------------------------------------------------------------------------
    PRICE                   0%        2%         4%         6%        8%        10%        15%
----------------------------------------------------------------------------------------------

   96.16                    8.484%    8.485%      8.485%    8.485%    8.485%    8.485%      8.485%
Modified duration
   (years)                  6.54      6.54        6.54      6.54      6.53      6.53        6.53
   96.20                    8.465%    8.465%      8.465%    8.465%    8.465%    8.466%      8.466%
   96.24                    8.445     8.445       8.445     8.445     8.446     8.446       8.446
   96.28                    8.425     8.425       8.426     8.426     8.426     8.426       8.426
   97.00                    8.406     8.406       8.406     8.406     8.406     8.406       8.406
Modified duration
   (years)                  6.55      6.55        6.55      6.55      6.54      6.54        6.54
   97.04                    8.386%    8.386%      8.386%    8.386%    8.387%    8.387%      8.387%
   97.08                    8.366     8.367       8.367     8.367     8.367     8.367       8.367
   97.12                    8.347     8.347       8.347     8.347     8.347     8.347       8.348
   97.16                    8.327     8.327       8.328     8.328     8.328     8.328       8.328
Modified duration
   (years)                  6.56      6.56        6.56      6.56      6.55      6.55        6.55
   97.20                    8.308%    8.308%      8.308%    8.308%    8.308%    8.308%      8.308%
   97.24                    8.288     8.289       8.289     8.289     8.289     8.289       8.289
   97.28                    8.269     8.269       8.269     8.269     8.269     8.269       8.270
   98.00                    8.250     8.250       8.250     8.250     8.250     8.250       8.250
Modified duration
   (years)                  6.57      6.57        6.57      6.57      6.57      6.56        6.56
   98.04                    8.230%    8.230%      8.230%    8.231%    8.231%    8.231%      8.231%
   98.08                    8.211     8.211       8.211     8.211     8.211     8.211       8.211
   98.12                    8.192     8.192       8.192     8.192     8.192     8.192       8.192
   98.16                    8.172     8.172       8.173     8.173     8.173     8.173       8.173
Modified duration
   (years)                  6.59      6.58        6.58      6.58      6.58      6.57        6.57
Weighted Average
   Life (years)             9.80      9.79        9.79      9.78      9.78      9.77        9.77
First Principal
   Distribution Date    08/15/06  08/15/06   08/15/06   08/15/06  08/15/06  08/15/06    08/15/06
Last Principal
Distribution Date       09/15/06  09/15/06   09/15/06   09/15/06  09/15/06  09/15/06    08/15/06]

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

         The yield to maturity of each Class of Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on, in the case of the Class X-1 Certificates, the Group 1 Loans, and, in the case of the Class X-2 Certificates, the Group 2 Loans (and, to a lesser extent, the Group 1 Loans), which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of either or both Classes of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

         [The following tables indicate the sensitivity of the pre-tax yield to maturity on each Class of the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions, as modified by the following additional assumptions: (i) WHEN SPECIFICALLY INDICATED IN A PARTICULAR TABLE, Six-Month LIBOR will be assumed to remain constant at per annum rates that are 2.00% (Alternative LIBOR Assumption #1) or 4.00% (Alternative LIBOR Assumption #2) higher than the Base LIBOR Assumption; (ii) WHEN SPECIFICALLY INDICATED IN A PARTICULAR TABLE, 50% (or, if so specified, 100%) of any Prepayment Premium calculated as a declining percentage of the amount prepaid is collected in connection with each prepayment as to which such a Prepayment Premium is applicable; and (iii) 100% of all Prepayment Premiums collected as described in the immediately preceding clause
(ii) will be distributed on the Class X-1 Certificates (if assumed received on a Group 1 Loan) or the Class X-2 Certificates (if assumed received on a Group 2
Loan). It was further assumed that the respective aggregate purchase prices of the Class X-1 and Class X-2 Certificates are as specified below, in each case expressed in 32nds (i.e., 9.08 is 9%) as a percentage of the related initial Notional Amount (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

         The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on each Class of Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).]

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on each Class of Class X Certificates is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Certificates.

         There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on either Class of Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                                                  [PRE-TAX YIELD TO MATURITY (CBE)
                                                    OF THE CLASS X CERTIFICATES

                             Assumed                                  Prepayment Assumption (Cpr)
                            Purchase                                  ---------------------------
Class                         Price        0%           2%           4%           6%            8%           10%         15%
----------------------------------------------------------------------------------------------------------------------------

X-1                             3.16       70.765%      68.218%      65.644%      63.041%      60.409%       57.746%      50.950%
                                4.00       60.539       58.072       55.579       53.058       50.508        47.930       41.349
                                4.16       52.607       50.203       47.773       45.316       42.833        40.320       33.909

X-2                             9.04       10.655%       8.452%       6.249%       3.978%      1.817%        (0.332)%     (5.367)%
                                9.16        9.503        7.316        5.128        2.872        0.729        (1.401)      (6.386)
                                9.28        8.427        6.253        4.080        1.839       (0.288)       (2.400)      (7.338)


                                                  PRE-TAX YIELD TO MATURITY (CBE)
                                                    OF THE CLASS X CERTIFICATES
                                (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                             Assumed                                  Prepayment Assumption (Cpr)
                            Purchase                                  ---------------------------
Class                         Price        0%           2%           4%           6%            8%           10%         15%
----------------------------------------------------------------------------------------------------------------------------

X-1                             3.16       70.765%      68.549%      66.323%      64.089%      61.847%       59.598%      53.955%
                                4.00       60.539       58.391       56.234       54.071       51.902        49.729       44.289
                                4.16       52.607       50.511       48.409       46.302       44.191        42.078       36.797

X-2                             9.04       10.655%      10.565%      10.478%      10.394%      10.313%       10.235%      10.052%
                                9.16        9.503        9.411        9.323        9.237        9.155         9.076        8.889
                                9.28        8.427        8.333        8.243        8.156        8.072         7.991        7.802


                                                  PRE-TAX YIELD TO MATURITY (CBE)
                                   OF THE CLASS X CERTIFICATES (ALTERNATIVE LIBOR ASSUMPTION #1)

                             Assumed                                  Prepayment Assumption (Cpr)
                            Purchase                                  ---------------------------
Class                         Price        0%           2%           4%           6%            8%           10%         15%
----------------------------------------------------------------------------------------------------------------------------

X-1                             3.16       70.841%      68.293%      65.717%      63.113%      60.479%       57.816%      51.016%
                                4.00       60.641       58.172       55.677       53.155       50.604        48.024       41.440
                                4.16       52.728       50.322       47.891       45.433       42.947        40.433       34.018

X-2                             9.04       10.656%       8.454%       6.258%       4.144%       2.040%       0.001%       (4.817)%
                                9.16        9.505        7.318        5.137        3.041        0.954        (1.066)      (5.837)
                                9.28        8.428        6.255        4.089        2.009       (0.060)       (2.064)      (6.790)


                                                  PRE-TAX YIELD TO MATURITY (CBE)
                                   OF THE CLASS X CERTIFICATES (ALTERNATIVE LIBOR ASSUMPTION #1)
                                (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                             Assumed                                  Prepayment Assumption (Cpr)
                            Purchase                                  ---------------------------
Class                         Price        0%           2%           4%           6%            8%           10%         15%
----------------------------------------------------------------------------------------------------------------------------







[X-1                            3.16       70.841%      68.615%      66.380%      64.136%      61.883%       59.624%      53.952%
                                4.00       60.641       58.483       56.317       54.144       51.965        49.781       44.310
                                4.16       52.728       50.623       48.511       46.394       44.272        42.148       36.836

X-2                             9.04       10.656%      10.566%      10.480%      10.396%      10.315%       10.237%      10.054%
                                9.16        9.505        9.413        9.324        9.239        9.157         9.078        8.891
                                9.28        8.428        8.335        8.245        8.158        8.074         7.993       7.804]

                                                  [PRE-TAX YIELD TO MATURITY (CBE)
                                   OF THE CLASS X CERTIFICATES (ALTERNATIVE LIBOR ASSUMPTION #2)

                             Assumed                                  Prepayment Assumption (Cpr)
                            Purchase                                  ---------------------------
Class                         Price        0%           2%           4%           6%            8%           10%         15%
----------------------------------------------------------------------------------------------------------------------------

X-1                             3.16       55.873%      53.448%      50.998%      48.520%      46.015%       43.481%      37.014%
                                4.00       47.229       44.873       42.491       40.083       37.649        35.186       28.902
                                4.16       40.498       38.195       35.868       33.515       31.137        28.731       22.592

X-2                             9.04       10.658%       8.457%       6.267%       4.312%       2.267%       0.335%       (4.269)%
                                9.16        9.506        7.320        5.146        3.211        1.183        (0.730)      (5.290)
                                9.28        8.430        6.257        4.099        2.181        0.170        (1.726)      (6.245)


                                                  PRE-TAX YIELD TO MATURITY (CBE)
                                   OF THE CLASS X CERTIFICATES (ALTERNATIVE LIBOR ASSUMPTION #2)
                                (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                             Assumed                                  Prepayment Assumption (Cpr)
                            Purchase                                  ---------------------------
Class                         Price        0%           2%           4%           6%            8%           10%         15%
----------------------------------------------------------------------------------------------------------------------------

X-1                             3.16       55.873%      53.810%      51.743%      49.673%      47.601%       45.528%      40.359%
                                4.00       47.229       45.221       43.211       41.199       39.187        37.177       32.174
                                4.16       40.498       38.533       36.567       34.600       32.636        30.675       25.804

X-2                             9.04       10.658%      10.568%      10.481%      10.398%      10.317%       10.239%      10.056%
                                9.16        9.506        9.415        9.326        9.241        9.159         9.079        8.894
                                9.28        8.430        8.337        8.246        8.160        8.076         7.995        7.806


                                                  PRE-TAX YIELD TO MATURITY (CBE)
                                   OF THE CLASS X CERTIFICATES (50% RECOVERY OF DECL. % PREMIUMS)
                                (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                             Assumed                                  Prepayment Assumption (Cpr)
                            Purchase                                  ---------------------------
Class                         Price        0%           2%           4%           6%            8%           10%         15%
----------------------------------------------------------------------------------------------------------------------------

X-1                             3.16       70.765%      69.184%      67.601%      66.015%      64.428%       62.841%      58.873%
                                4.00       60.539       58.908       57.274       55.638       54.001        52.365       48.280
                                4.16       52.607       50.944       49.279       47.612       45.945        44.279       40.126

X-2                             9.04       10.655%      10.578%      10.505%      10.434%      10.366%       10.301%      10.147%
                                9.16        9.503        9.425        9.350        9.278        9.208         9.141        8.985
                                9.28        8.427        8.347        8.270        8.196        8.126         8.058        7.898


                                                  PRE-TAX YIELD TO MATURITY (CBE)
                                  OF THE CLASS X CERTIFICATES (100% RECOVERY OF DECL. % PREMIUMS)
                                (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                             Assumed                                  Prepayment Assumption (Cpr)
                            Purchase                                  ---------------------------






[Class                        Price        0%           2%           4%           6%            8%           10%         15%
----------------------------------------------------------------------------------------------------------------------------

X-1                             3.16       70.765%      69.825%      68.899%      67.989%      67.094%       66.217%      64.102%
                                4.00       60.539       59.429       58.329       57.241       56.165        55.103       52.512
                                4.16       52.607       51.379       50.160       48.950       47.750        46.562       43.646

X-2                             9.04       10.655%      10.592%      10.532%      10.474%      10.419%       10.366%      10.242%
                                9.16        9.503        9.439        9.377        9.318        9.261         9.207        9.080
                                9.28        8.427        8.361        8.297        8.237        8.179         8.123       7.994]

         [If each Group 1 Loan were to prepay in full at the later of (i) the first month following the end of the lockout period (if any), (ii) the first month following the end of the yield maintenance period (if any), and (iii) the month in which any prepayment penalty (if any) declines to less than or equal to 2% of the amount prepaid, and if any prepayment penalties due on the Group 1 Loans are collected and passed through to the Class X-1 Certificates, the resulting yields to maturity of the Class X-1 Certificates would be 39.846%, 25.873%, and 15.627% at prices of 3.5%, 4.0% and 4.5%, respectively, of the related initial Notional Amount (plus accrued interest).]


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for Federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For Federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         The Class X-1 and Class X-2 Certificates will, the Class E Certificates may, and the Class A-1, Class A-2A, Class A-2B, Class B, Class C and Class D Certificates will not, be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay prior to their respective maturity dates. No representation is made that the Mortgage Loans will not prepay. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class A-1 Certificates and the Class X Certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class A-1 Certificates and the Class X Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class A-1 Certificates and the Class X Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-1 Certificates and the Class X Certificates should be treated as having been issued with original issue discount or should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         If the Class A-1 Certificates and the Class X Certificates are required to be treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class A-1 Certificates and the Class X Certificates, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Class X Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount

                                    EXHIBIT D

                             Underwriter Information

               (All text and tables between brackets are excluded)

          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED OCTOBER 22, 1996)

                                  $395,151,146
                                  (APPROXIMATE)
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    DEPOSITOR
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                    SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C1

                               -----------------

         The Series 1996-C1 Mortgage Pass-Through Certificates (the "CERTIFICATES") will consist of the following 15 classes (each, a "CLASS"): (i) the Class X-1 and Class X-2 Certificates (collectively, the "CLASS X CERTIFICATES"); (ii) the Class A-1, Class A-2A and Class A-2B Certificates (collectively, the "CLASS A CERTIFICATES"; and collectively with the Class X Certificates, the "SENIOR CERTIFICATES"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Subordinate Certificates"; and collectively with the Senior Certificates, the "REMIC Regular Certificates");
                                                      (COVER CONT. ON NEXT PAGE)
                               -----------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
   OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST
     IN OR OBLIGATION OF THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION
      OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE
       MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY
             OR INSTRUMENTALITY OR BY THE DEPOSITOR, GMAC COMMERCIAL
                MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-18 HEREIN AND PAGE 11 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                                   Initial                                                      Assumed Final
Class                                       Certificate Balance(1)            Pass-through Rate             Distribution Date(2)
-----                                       ----------------------            -----------------             --------------------
Class X-1...............................                     N/A(3)                   0.9455%(4)                     July 15, 2006
Class X-2...............................                     N/A(5)                   1.9673%(6)                    March 15, 2021
Class A-1...............................             $ 33,475,146                     5.9125%(7)                 February 15, 2006
Class A-2A..............................              190,353,000                      6.7900%                  September 15, 2003
Class A-2B..............................               71,963,000                      7.2200%                   February 15, 2006
Class B.................................               31,978,000                      7.3400%                      April 15, 2006
Class C.................................               26,268,000                      7.4300%                        May 15, 2006
Class D.................................               27,409,000                      7.7300%                     August 15, 2006
Class E.................................               13,705,000                      7.8600%                  September 15, 2006


                                                        (FOOTNOTES ON NEXT PAGE)

         [The Offered Certificates will be purchased from the Depositor by Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the "UNDERWRITERS") and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $2,000,000, will be 111.56% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC on or about November 7, 1996 (the "DELIVERY DATE"), against payment therefor in immediately available funds.]

GOLDMAN, SACHS & CO.                                       MORGAN STANLEY & CO.
                                                               Incorporated
                   and solely as members of the selling group
CONTIFINANCIAL SERVICES CORPORATION                                       [LOGO]

           The date of this Prospectus Supplement is October 30, 1996.

         Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next business day, beginning in December 1996 (each, a "DISTRIBUTION DATE"). As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "PRINCIPAL BALANCE CERTIFICATES") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. No Class of Class X Certificates will have a Certificate Balance or entitle the holders thereof to receive distributions of principal. As described herein, any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein.
See "Description of the Certificates--Distributions" herein.

         As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the Regular Interest Certificates. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

         The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and losses on or in respect of, in the case of the Class X-1 Certificates, the Group 1 Loans and, in the case of the Class X-2 Certificates, the Group 2 Loans (and, to a lesser extent, the Group 1 Loans), which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors will have a material negative effect on the yield to maturity of one or both Classes of the Class X Certificates. Investors in the Class X Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in either or both Classes of such Certificates to recover fully their initial investments. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors--Yield and Prepayment Considerations" in the Prospectus.

         See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Definitions" herein for location of meanings of other capitalized terms used herein.

         [There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.]

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by either Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the underwriting may be terminated.

         The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         [The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 111.56% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         ContiFinancial Services Corporation and ING Baring (U.S.) Securities, Inc., affiliates of ContiTrade and ING Capital, respectively, may act as dealers on behalf of Goldman, Sachs & Co. with respect to certain Classes of the Offered Certificates to be purchased by such Underwriter.]

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

         There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information", there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor by Thacher Proffitt & Wood and for the Underwriters by Brown & Wood LLP.


                                     RATINGS

         It is a condition to their issuance that the respective Classes of Offered Certificates receive the indicated credit ratings from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and/or Moody's Investors Service, Inc. ("Moody's"; and together with S&P, the "Rating Agencies"):

Class                                         S&p                Moody's
------------------------------------------------------------------------

Class X-1                                     NR                     Aaa
Class X-2                                     NR                     Aaa
Class A-1                                     AAA                    Aaa
Class A-2A                                    AAA                    Aaa
Class A-2B                                    AAA                    Aaa
Class B                                       AA                     Aa1

                                    EXHIBIT E

                      (Exhibit E intentionally left blank)

                                    EXHIBIT F



                                              November 7, 1996



GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, Pennsylvania 19044

                                              GMAC Commercial Mortgage
                                              Securities, Inc., Mortgage Pass-
                                              Through Certificates, Series 1996-
                                              C1
                                              ----------------------------------

         Pursuant to Section 4 of the Underwriting Agreement, dated October 30, 1996 (the "Certificate Purchase Agreement"), among the GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation and Goldman, Sachs & Co. as representative on behalf of itself and and Morgan Stanley & Co. Incorporated (the "Underwriters") relating to the Certificates referenced above, the undersigned does hereby certify that:

         (a) The prepayment assumption used in pricing the Certificates was 0% CPR.

         (b) Set forth below is (i), the first price, as a percentage of the actual or notional, as the case may be, principal balance of each class of Certificates, at which 10% of the aggregate actual or notional, as the case may be, principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the actual or notional, as the case may be, principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate actual or notional, as the case may be, principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriters expressed as a percentage of the actual or notional, as the case may be, principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of November 7, 1996; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Purchaser for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original actual or notional, as the case may be, principal balance of such class of
Certificates:


                                   Class X-1:___________________
                                   Class X-2:___________________
                                   Class A-1:___________________
                                   Class A-2A:__________________
                                   Class A-2B:__________________
                                   Class B:_____________________
                                   Class C:_____________________
                                   Class D:_____________________
                                   Class E:_____________________

                                   [* less than 10% has been sold to the public]

The prices set forth above do not include accrued interest with respect to periods before closing.


                                 GOLDMAN, SACHS & CO.


                                 By:______________________________________
                                 Name:____________________________________
                                 Title:___________________________________

                                 For itself and the other Underwriters
                                 named in Schedule I to the Underwriting
                                 Agreement



                                       S-1